U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016 (May 22, 2016)

American Capital Mortgage Investment Corp.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35260	45-0907772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 968-9220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 22, 2016, Morris A. Davis, John R. Erickson, Samuel A. Flax, Larry K. Harvey, Prue B. Larocca and Alvin N. Puryear resigned from the Board of Directors (the “Board”) of American Capital Mortgage Investment Corp. (the “Company”), effective immediately. The Board appointed Randy E. Dobbs, who is currently an independent member of the Board, to serve as Chair of the Board, effective immediately.
Item 8.01. Other Events
On May 23, 2016, the Company issued a press release announcing that American Capital Agency Corp. (“AGNC”) entered into a definitive transaction agreement to acquire all of the issued and outstanding limited liability company interests of American Capital Mortgage Management, LLC, the parent company of the Company’s external manager, American Capital MTGE Management, LLC.
The press release announcing the entry into the transaction agreement also serves to announce the foregoing changes to the Company’s Board described under Item 5.02.
A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No	Description
99.1	Press Release, dated May 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
Dated: May 23, 2016	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President and Secretary